CANTERBURY CONSULTING GROUP, INC.
             352 Stokes Road, Suite 200, Medford, NJ  08055


                 CANTERBURY ANNOUNCES REVERSE SPLIT

Medford, NJ - January 21, 2003

Canterbury Consulting Group, Inc. (NASDAQ:CITI) announced today that its
Board of Directors, faced with the possibility of losing Canterbury's NASDAQ SmallCap listing because of NASDAQ's minimum stock price listing requirements, has voted to reverse split its common stock on a one for seven basis. The split will take affect January 24, 2003. At that time, Canterbury's common stock will trade under the symbol "CITID" for a period of 20 days, and will resume trading under "CITI" after that. This action by Canterbury Consulting Group, Inc.'s Board of Directors will reduce Canterbury's issued and outstanding shares from 12,130,712 to 1,732,959.

The purpose of the reverse stock split is to increase the average trading price of CITI's common stock in order to regain compliance with the continued listing standards of the NASDAQ SmallCap Market, which requires, among other things, that the Company's common stock maintain a closing bid price of a minimum of $1.00 per share. Currently, the Company's common stock is trading at a bid price below $1.00 per share, and to regain compliance with the SmallCap Market's continued listing standards, the Company must attain a closing bid price of $1.00 minimum per share for ten consecutive trading days prior to February 13, 2003.

"We believe that it is in the best interests of our shareholders to have the Company's common stock remain listed on the NASDAQ SmallCap Market," commented Kevin J. McAndrew, Canterbury's President and Chief Executive Officer. "We believe our shareholders will benefit from the visibility and trading dynamics of the NASDAQ SmallCap Market."

About Canterbury Consulting Group, Inc.
----------------------------------------
Canterbury Consulting Group, Inc. provides broad-based information technology and management consulting services and training to both commercial and government clients (primarily state and local governments).

Canterbury's focus is to become an integral part of its clients' management and technical infrastructure, designing and applying the best products and services to help them achieve a competitive advantage.

Canterbury offers the following technology solutions:
* Project management                       * Hardware sales and support
* System engineering and consulting        * Permanent and temporary IT staffing
* Distance learning solutions (e-Learning) * Technical and desktop applications training
* Customized learning solutions for ERP    * Help desk and service center
  & CRM                                      support
* Management training programs             * Records and asset tracking
                                             management system software
                                             and hardware


For more information, visit www.canterburyconsultinggroup.com.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. The Company's performance and financial results could differ materially from those reflected in the forward-looking statements due to general financial, economic, regulatory and political conditions or additional factors unknown to the Company at this time, as well as more specific risks and uncertainties such as those set forth in documents filed by the Company with the SEC (including, but not limited to, its most recent reports on Form 8-K, Form 10-Q and Form 10-K, copies of which are available upon request or over the Internet at www.sec.gov).
Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Furthermore, the Company has no intent, and disclaims any obligation, to update any such factors or forward-looking statements to reflect future events or developments.

Contact:
Matthew Hayden
President
Hayden Communications, Inc.
760-487-1137
843-272-4653



An investment package including financial statements is available from the Company. Public filings can be obtained electronically online via www.sec.gov.